Exhibit 23(b)


Interface, Inc.
LaGrange, Georgia

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 16, 1994, relating to the consolidated financial statements and schedules of Interface, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended January 2, 1994.

     We also consent to the reference to us under the caption
"Experts" in the Prospectus.



                              /s/   BDO Seidman
                              ----------------------
                              BDO SEIDMAN

Atlanta, Georgia
August 8, 1994